n e w s  r e l e a s e                                                                                                                                Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY  40202
http://www.humana.com

Humana to Acquire Enclara Healthcare
LOUISVILLE, KY and PHILADELPHIA, PA (December 16, 2019) – Humana Inc. (NYSE: HUM) today announced it has signed a definitive agreement to acquire privately held Enclara Healthcare (Enclara), one of the nation’s largest hospice pharmacy and benefit management providers, from Consonance Capital Partners and Enclara management. Enclara is a leading pharmacy solutions provider focused on simplifying care delivery in complex care populations to improve patient experience, quality and cost.
The Enclara acquisition provides Humana with the opportunity to extend its comprehensive care continuum strategy to cover the pharmacy-related needs associated with hospice care, simplify the mail order pharmacy experience, and advance its technology stack for in-home pharmacy through areas such as enhanced mobile medication management and improved electronic medical record (EMR) connectivity.
“Enclara represents a logical extension of Humana Pharmacy’s strategy given the company’s unique ability to play a role in advanced illness care and supplement our existing care delivery system,” said Scott Greenwell, PharmD, President, Humana Pharmacy Solutions. “We look forward to leveraging and expanding the capabilities of Enclara to further advance our clinical management expertise.”
Enclara has cultivated trusted relationships with its customers, serving over 450 hospice providers and 97,000 hospice patients per day through multiple, scalable models designed to fit unique customer needs.
“I am excited about the opportunity to work closely with Humana to carry on Enclara’s mission of serving as an invaluable resource to hospice providers,” said Andrew Horowitz, Founder and Chief Executive Officer, Enclara Healthcare.  “This combination will allow Enclara to accelerate innovation aimed at delivering timely and cost effective pharmacy solutions.”
The Enclara transaction, which includes acquisition of Enclara Pharmacia, GuidantRx and Avanti Health Care Services, is anticipated to close during the first half of 2020 and is subject to customary state and federal regulatory approvals as well as other customary closing conditions. Financial terms of the transaction were not disclosed. The transaction is expected to have an immaterial impact to earnings in 2020.
Centerview Partners LLC is acting as financial advisor to Humana. Crowell & Moring LLP is acting as legal advisor to Humana. Evercore Inc. is acting as financial advisor to Enclara and Consonance Capital Partners. Latham & Watkins LLP is acting as legal advisor to Enclara and Consonance Capital Partners.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward- looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

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If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

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If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives and state-based contract strategy, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.

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If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

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Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

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As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non- Medicare Advantage business, or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage, or MA, plans according to the health status of covered members, including proposed changes to the methodology used by CMS for risk adjustment data validation audits that fail to address adequately the statutory requirement of actuarial equivalence, if implemented, could have a material adverse effect on our operating results, financial position and cash flows.

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The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative or judicial changes, including activities to invalidate, repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative or judicial changes may occur cannot be predicted with certainty.

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Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

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Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2018;
•	Form 10-Q for the quarters ended March 31, 2019; June 30, 2019; September 30, 2019 and
•	Form 8-Ks filed during 2019.

About Humana
Humana Inc. (NYSE: HUM) is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.

To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.

More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:
•	Annual reports to stockholders
•	Securities and Exchange Commission filings
•	Most recent investor conference presentations
•	Quarterly earnings news releases and conference calls
•	Calendar of events
•	Corporate Governance information

About Enclara Healthcare
Enclara Healthcare is a leading solutions provider focused on simplifying care delivery in chronic and complex care patient populations to improve patient experience, quality, and cost. We collaborate with healthcare organizations to drive value-based care through expertise, process, and technology. To learn more about our services visit enclarahealthcare.com.

About Consonance Capital Partners
Consonance Capital Partners invests in private companies in the lower middle market of the U.S. healthcare industry with an emphasis on businesses driving efficiency, cost containment and high quality clinical care to patients. Consonance Capital Partners participates in growth equity, leveraged buyout, and recapitalization transactions. For more information, visit www.consonancecapital.com.

FOR MORE INFORMATION CONTACT:

Amy Smith                                                          Humana
Humana Investor Relations
(502) 580-2811
Amysmith@humana.com

Marina Renneke
Humana Corporate Communications
(602) 760-1758
Mrenneke@humana.com

Anthony Dameika                                                       Enclara Healthcare
Senior Director, Marketing
(267) 514-6564
ADameika@enclarapharmacia.com